SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2011

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K filed by Otter Tail Corporation on August 3, 2011 (the “August 8-K”), on July 29, 2011, Otter Tail Power Company, a Minnesota corporation (“OTP”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Purchasers named therein, pursuant to which OTP agreed to issue to the Purchasers in a private placement transaction $140 million aggregate principal amount of OTP’s 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”). OTP is a wholly owned subsidiary of Otter Tail Corporation. On December 1, 2011, OTP issued all $140 million aggregate principal amount of the Notes.

As reported in the August 8-K, the Note Purchase Agreement states that OTP may prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount prepaid, together with accrued interest and a make-whole amount, and further provides that in the event of a transfer of utility assets put event, the noteholders have the right to require OTP to repurchase the Notes held by them in full, together with accrued interest and a make-whole amount, on the terms and conditions specified in the Note Purchase Agreement. In addition, the Note Purchase Agreement states OTP must offer to prepay all of the outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a change of control of OTP.

The Note Purchase Agreement contains a number of restrictions on the business of OTP that became effective upon issuance of the Notes. These include restrictions on OTP’s ability to merge, sell assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with related parties. The Note Purchase Agreement also contains affirmative covenants and events of default. The Note Purchase Agreement does not include provisions for the termination of the agreement or the acceleration of repayment of amounts outstanding due to changes in OTP’s credit ratings. The Note Purchase Agreement does contain certain financial covenants. Specifically, OTP may not permit its Interest-bearing Debt to exceed 60% of Total Capitalization (as defined in the Note Purchase Agreement) or permit its Interest and Dividend Coverage Ratio (as defined in the Note Purchase Agreement) to be less than 1.50 to 1.00, in each case determined as of the end of each fiscal quarter. The Note Purchase Agreement further restricts OTP from allowing its Priority Debt (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization.

On December 1, 2011, OTP used a portion of the proceeds of the Notes to retire $90 million aggregate principal amount of OTP’s 6.63% Senior Notes due December 1, 2011 and $10.4 million aggregate principal amount of its pollution control refunding revenue bonds due December 1, 2012. The remaining proceeds of the Notes will be used to repay short-term debt of OTP, to pay fees and expenses related to the issuance of the Notes and for other general corporate purposes.

The summary in this Item 1.01 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which was filed as Exhibit 4.1 to the August 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Note Purchase Agreement dated as of July 29, 2011 between Otter Tail Power Company and the Purchasers named therein (incorporated by reference to Exhibit 4.1 to Otter Tail Corporation’s Form 8-K filed on August 3, 2011)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION
Date: December 6, 2011

	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

4.1	Note Purchase Agreement dated as of July 29, 2011 between Otter Tail Power Company and the Purchasers named therein (incorporated by reference to Exhibit 4.1 to Otter Tail Corporation’s Form 8-K filed on August 3, 2011)